[LOGO]
                    Transamerica Occidental        POLICY FORM TRUL+-CVC
                    Life Insurance Company         Individual Life Insurance
                    1150 South Olive Street
                    Los Angeles, CA 90015
                                                                          3
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 INSURED      KATHLEEN BRONSTEIN                60041022      POLICY NUMBER

    FACE
   AMOUNT     $3,000,000                     MAR 17 1990      DATE OF ISSUE
-------------------------------------------------------------------------------

While this policy is in force, Transamerica Occidental Life Insurance Company will pay the death benefit to the Beneficiary if the Insured dies before the policy anniversary nearest the Insured's age 115, or will pay the net cash value, if any, to the Owner on the policy anniversary nearest the Insured's age 115 if the Insured is living on that date. All payments are subject to the provisions of this policy.

Signed for the Company at Los Angeles, California, on the date of issue.


           /s/ [ILLEGIBLE]                            /s/ [ILLEGIBLE]
  Executive Vice President, General Counsel           President and CEO
          And Corporate Secretary

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RIGHT TO EXAMINE AND RETURN POLICY WITHIN 10 DAYS -- At any time within 10 days after you receive this policy, you may return it to us or the agent through whom you bought it. We will cancel the policy and void it from the beginning. We will refund to you any premiums paid.

                                   Life Insurance
                            Minimum Premium Requirement
                              Shown in the Policy Data
                       Flexible Premiums Payable Thereafter
                      During Life Of Insured Prior to Age 100
                        Subject to the Limitations Described
                             in the Premiums Provision

                       Death Benefit Payable at Death of
                             Insured Prior to Age 115
                       Net Cash Value, if Any, Payable at
                       Policy Anniversary Nearest Age 115

                        Nonparticipating - No Annual Dividends

                        THIS POLICY CONTAINS A PREMIUM
                      QUALIFICATION CREDIT PROVISION. TO
                      RECEIVE THIS CREDIT, YOU MUST PAY
                     SPECIFIC PREMIUMS ON OR BEFORE THEIR
                                  DUE DATE.
                           SEE DETAILS ON PAGE 13

This policy is a legal contract between you, the Owner of this policy, and Transamerica Occidental Life Insurance Company.

                             READ YOUR POLICY CAREFULLY

                                   POLICY SUMMARY

We will pay the death benefit to the Beneficiary if the Insured dies while the policy is in force before the policy anniversary nearest age 115.

You must pay at least the minimum premium per year during the required premium period shown in the Policy Data or your policy will lapse or be changed to Paid-Up Life Insurance or Extended Term Insuranc. If you request an increase in the face amount of this policy, you must also pay at least the minimum premium per year for the increased portion for that portion's required premium period following the date of the increase, or your policy will lapse or be changed to Paid-Up Life Insurance or Extended Term Insurance. After that, you may vary the amount of premiums and how often you pay them, within certain limits, as described in the Premiums provision. Generally, you may pay premiums as long as the Insured is living, up to the policy anniversary nearest age 100. If the Insured is living at the policy anniversary nearest age 115, we will pay the net cash value, if any, to you.

Additional benefits, if any, are provided by rider.

This is only a brief description. The insurance is fully described in the various provisions of the policy.

                       GUIDE TO POLICY PROVISIONS


                                                                       PAGE
                                                                       ----
Accumulation Values......................................................14
Application Copy ..................................................after 30
Beneficiary's Rights......................................................7
Cash Value...............................................................16
Change of Beneficiary.....................................................7
Death Benefit.............................................................7
Definitions...............................................................5
Guaranteed Values........................................................14
Grace Period.............................................................12
Misstatement of Age or Sex ..............................................28
Nonforfeiture Options....................................................20
Option to Change the Face Amount.........................................19
Ownership and Beneficiary Provision.......................................7
Payment of Cash Value and Loans..........................................27
Payment of Death Benefit..................................................7
Policy Data ......................................................... 2,3,4
Policy Loans............................................................ 16
Policy Statements and Illustrations .....................................27
Premium Qualification Credit.............................................13
Premiums.................................................................11
Reinstatement ...........................................................13
Riders.............................................................after 30
Table of Guaranteed Maximum Monthly Deduction Rates.......................3
Table of Policy Values....................................................4
Table of Surrender Penalties.............................................4A


                                                                        PAGE 1A

                                P 0 L I C Y  D A T A


 CLASS A LOAN
 INTEREST RATE    5.21% IN ADVANCE                MAR 17, 1999      POLICY DATE

  CLASS B LOAN                                           6.00%     REINSTATEMENT
 INTEREST RATE    7.40% IN ADVANCE                                 INTEREST RATE

 POLICY NUMBER    000060041022                              47   AGE OF INSURED

       INSURED    KATHLEEN BRONSTEIN

   FACE AMOUNT    $3,000,000                      MAR 17, 1990   DATE OF ISSUE

 DEATH BENEFIT
        OPTION    OPTION 1   PREFERRED               NONSMOKER   CLASS OF RISK

         OWNER    WET SEAL INC

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MINIMUM INITIAL PREMIUM: $1,318
PLANNED PERIODIC PREMIUMS: $7,909 ANNUAL

REQUIRED PREMIUM PERIOD: 10 YEARS

REQUIRED PREMIUM PER YEAR FOR THE BASE POLICY: $7,909

REQUIRED PREMIUM PER YEAR FOR THE BASE POLICY AND ALL ADDITIONAL
RIDERS: $7,909

PREMIUM QUALIFICATION CREDIT PERIOD: 10 YEARS
PREMIUM QUALIFICATION CREDIT PERCENTAGE: 2%

GUARANTEED MAXIMUM MONTHLY POLICY FEE: POLICY YEARS 1-10: $6.00
                                       POLICY YEARS 11 AND LATER: $10.00

GUARANTEED MAXIMUM MONTHLY EXPENSE CHARGE PER THOUSAND:
                                        YEARS 1-5:   $0.05
                                        YEARS 6-10:   $0.05
                                        YEARS 11 & LATER:   $0.06

GUARANTEED MINIMUM INTEREST RATE:  4.00%

NONFORFEITURE INTEREST RATE: 4.0%
SELECT MONTHLY PREMIUM:  $1,987.50
SELECT PERIOD:  50 YEARS

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NOTE: THIS POLICY MAY TERMINATE PRIOR TO THE INSURED'S AGE 115 IF:
      (1) THE CASH VALUE MINUS ANY LOAN(S) IS LESS THAN THE MONTHLY DEDUCTION DUE, OR
      (2) THE REQUIRED PREMIUMS PER YEAR FOR THE BASE POLICY AND ANY RIDERS AND LAYERS IN THEIR REQUIRED PREMIUM PERIOD ARE NOT PAID.

            P 0 L I C Y  D A T A  (C O N T I N U E D)

  TABLE OF GUARANTEED MAXIMUM MONTHLY DEDUCTION RATES PER $1,000
                        FOR BASE POLICY*



POLICY     POLICY    POLICY           POLICY       POLICY        POLICY
 YEAR     EXCLUDING   YEAR           EXCLUDING      YEAR        EXCLUDING
            RIDERS                     RIDERS                     RIDERS

 1         0.0441       34             5.4266         67          0.0000
 2         0.0608       35             6.0633         68          0.0000
 3         0.0766       36             6.7991
 4         0.0891       37             7.6466
 5         0.1075       38             8.5858
 6         0.1216       39             9.6150
 7         0.1400       40            10.7150
 8         0.1600       41            11.8925
 9         0.1808       42            13.1341
10         0.2025       43            14.4591
11         0.5875       44            15.8658
12         0.6241       45            17.3816
13         0.6633       46            19.0500
14         0.7091       47            20.9500
15         0.7633       48            23.2758
16         0.8316       49            26.4433
17         0.9175       50            31.3116
18         1.0191       51            39.5808
19         1.1291       52            54.6541
20         1.2475       53            83.3333
21         1.3675       54             0.0000
22         1.4883       55             0.0000
23         1.6175       56             0.0000
24         1.7666       57             0.0000
25         1.9450       58             0.0000
26         2.1658       59             0.0000
27         2.4350       60             0.0000
28         2.7516       61             0.0000
29         3.1100       62             0.0000
30         3.5033       63             0.0000
31         3.9258       64             0.0000
32         4.3775       65             0.0000
33         4.8708       66             0.0000

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*    TO FIND THE AMOUNT OF MONTHLY DEDUCTION DURING EACH POLICY YEAR, SEE THE
GUARANTEED VALUES SECTION. A MONTHLY POLICY FEE OF $6.00 WILL BE ADDED INTO EACH MONTHLY DEDUCTION FOR THE FIRST TEN POLICY YEARS. IN SUBSEQUENT YEARS, THE MONTHLY POLICY FEE WILL NOT EXCEED $10.00. A MONTHLY EXPENSE CHARGE PER THOUSAND WILL ALSO BE ADDED TO EACH MONTHLY DEDUCTION. THE GUARANTEED MAXIMUM MONTHLY EXPENSE CHARGE PER THOUSAND IS SHOWN ON POLICY DATA PAGE 2.

THE RATES SHOWN ABOVE FOR THE FIRST 10 POLICY YEARS ARE CURRENT RATES THAT ARE GUARANTEED FOR THE FIRST 10 POLICY YEARS. THE RATES FOR YEARS 11 AND AFTER ARE THE GUARANTEED MAXIMUM RATES.

             TABLE OF POLICY VALUES AND BENEFITS

                  ILLUSTRATIVE PREMIUMS (1)
                     GUARANTEED BASIS (2)


                 PLANNED                                         CASH
END OF POLICY   ANNUALIZED       DEATH       ACCUMULATION        VALUE
YEAR             PREMIUM        BENEFIT        VALUE (3)          (4)

    1            $7,909        $3,000,000      $3,963               $0
    2            $7,909        $3,000,000      $7,640               $0
    3            $7,909        $3,000,000     $10,888               $0
    4            $7,909        $3,000,000     $13,811               $0
    5            $7,909        $3,000,000     $16,183               $0
    6            $7,909        $3,000,000     $18,137               $0
    7            $7,909        $3,000,000     $19,502               $0
    8            $7,909        $3,000,000     $20,194           $3,394
    9            $7,909        $3,000,000     $20,154          $11,754
   10            $7,909        $3,000,000     $19,321          $19,321
   11            $7,909        $3,000,000      $4,032           $4,032
   12
   13
   14
   15
   16
   17
   18
   19
   20

AGE 60
AGE 65

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(1) THE ACCUMULATION AND CASH VALUES RESULT FROM THE INTEREST RATES,
    MONTHLY DEDUCTIONS, PREMIUM QUALIFICATION CREDITS AND THE TIMELY PAYMENT OF THE PLANNED ANNUALIZED PREMIUMS. PARTIAL SURRENDERS, SURRENDER-PENALTY-FREE WITHDRAWALS OR LOANS MAY CHANGE THESE RESULTS.

(2) RESULTS CALCULATED ON A GUARANTEED BASIS REFLECT GUARANTEED
    MAXIMUM MONTHLY DEDUCTIONS AND THE GUARANTEED MINIMUM INTEREST
    RATE OF  4.00%.

(3) ACCUMULATION VALUES ILLUSTRATED ON A GUARANTEED BASIS REFLECT ACCUMULATED NET PREMIUMS AND PREMIUM QUALIFICATION CREDIT AMOUNTS PLUS INTEREST AT THE GUARANTEED MINIMUM INTEREST RATE OF 4.00% LESS GUARANTEED MAXIMUM MONTHLY DEDUCTIONS WHICH INCLUDE THE POLICY FEE, THE GUARANTEED MAXIMUM MONTHLY EXPENSE CHARGE
    PER THOUSAND AND THE COST OF ANY RIDERS. WHILE A POLICY LOAN(S) EXISTS, THE INTEREST RATE APPLICABLE TO THE CASH VALUE SECURING THE LOAN(S) MAY DIFFER FROM THE INTEREST RATE APPLICABLE TO THE CASH VALUE NOT SECURING THE LOAN(S)

    THE REDUCED PAID-UP VALUES (MAXIMUM NET SINGLE PREMIUMS AND FACE AMOUNTS PER THOUSAND) ARE SHOWN IN THE POLICY AFTER THE NONFORFEITURE OPTIONS PROVISION.

(4) THE DIFFERENCE BETWEEN THE ACCUMULATION VALUE AND THE CASH VALUE IS THE SURRENDER PENALTY.

PREMIUMS ARE SUBJECT TO REFUND UNDER CONDITIONS DESCRIBED IN THE POLICY.

CURRENT MONTHLY DEDUCTION RATES ARE NOT GUARANTEED AFTER POLICY YEAR 10, NOR ARE THEY ESTIMATES FOR THE FUTURE.

                    TABLE OF SURRENDER PENALTIES PER $1,000
                          OF BASE POLICY FACE AMOUNT

                      POLICY           SURRENDER PENALTY
                       YEAR                FACTOR
                         1                  28.00
                         2                  25.20
                         3                  22.40
                         4                  19.60
                         5                  16.80
                         6                  14.00
                         7                  11.20
                         8                   8.40
                         9                   5.60
                        10                   2.80
                        11+                  0.00

TO CALCULATE THE FULL SURRENDER PENALTY FOR THE BASE POLICY, FIND THE FACTOR FOR THE CURRENT POLICY YEAR. MULTIPLY THIS FACTOR BY THE NUMBER OF THOUSANDS OF FACE AMOUNT OF THE BASE POLICY.

                              END OF POLICY DATA

DEFINITIONS        In this policy:

                   WE, OUR or US means Transamerica Occidental Life Insurance Company.

                   YOU and YOUR means the Owner of this policy.

                   ACCUMULATION VALUE is the policy's total value as described in the Accumulation Values provision.

                   ADMINISTRATIVE OFFICE means Transamerica Occidental Life Insurance Company, Box 419521, Kansas City, Missouri 64141-6521.

                   AGE means the Insured's age on the nearest birthday.

                   The BASE POLICY is this policy excluding any face increase layers and any riders.

                   The BENEFICIARY is the person to whom we will pay the death benefit if the Insured dies.

                   CASH VALUE means the accumulation value less any surrender penalty.

                   A GROSS PREMIUM is 100% of any premium you pay.

                   HOME OFFICE means Transamerica Occidental Life Insurance Company, Box 2101, Los Angeles, California, 90051-0101.

                   LAPSE means termination of the policy at the end of the Grace Period due to insufficient premium or unloaned accumulation value. if there is remaining net cash value at the end of the Grace Period, it will be applied to the Nonforfeiture Options.

                   A LAYER is the coverage provided by an increase in the face amount of this policy.

                   A LAYER DATE is the effective date of a layer of coverage.

                   A LAYER REQUIRED PREMIUM PER YEAR is the minimum amount of premium you must pay each year for a layer's Required Premium Period.

                   The MATURITY DATE is the policy anniversary nearest age 115.

                   The MAXIMUM LOAN VALUE is the largest amount you may borrow under the loan provisions.

                   A MONTHLY DEDUCTION is an amount we withdraw from the accumulation value of the policy (or of each layer, respectively) at the beginning of each policy month.

                   The NET CASH VALUE is the cash value less any existing loans.

                   A NET PREMIUM is 93.0% of any gross premium you pay; we take 7.0% of any gross premium as an administrative charge. All net premium payments will become part of the accumulation value.

                   The POLICY FEE is part of the monthly deduction. We may change the policy fee at any time after the first policy year. The guaranteed maximum policy fees are shown in the Policy Data.

                   A POLICY LOAN is indebtedness to us for a loan secured by this policy.

                   REINSTATE means to restore coverage after the policy has lapsed or been changed to Paid-Up Life Insurance or Extended Term Insurance, subject to the requirements in the Reinstatement provision.

                   The REQUIRED PREMIUM PER YEAR FOR THE BASE POLICY is the minimum amount of premium you must pay each year for the Required Premium Period.

                   The REQUIRED PREMIUM PERIOD is the total number of consecutive years that any required premium must be paid. This period is shown in the Policy Data For the base policy, this period begins on the Policy Date. For a layer, this period begins on the Layer Date.

                   A RIDER is an attachment to the policy that provides an additional benefit.

                   WRITTEN REQUEST means a signed request in a form satisfactory to us that is received at our Administrative Office.

                   We will use the LAYER DATE to determine the layer anniversaries and layer years.

                   We will send any notice under the provisions of this policy to your last known address and to any assignee of record.

                   We will use the POLICY DATE shown in the Policy Data to determine the monthly dates, policy anniversaries and policy years.

OWNERSHIP          OWNER OF THE POLICY -- Only you, the Owner, are entitled to the rights granted under this policy while the Insured is living. If you are an individual and you die before the Insured, your rights will pass to the executor or administrator of your estate for disposition unless stated otherwise in this policy. If the Owner is a partnership, the rights belong to the partnership as it exists when a right is exercised.

                   ASSIGNMENT OF THE POLICY -- We are not responsible for the adequacy of any assignment However, if you file the assignment with us and we record it at our Administrative Office, your rights and those of any revocable Beneficiary will be subject to it.

THE BENEFICIARY    WHO RECEIVES THE DEATH BENEFIT -- If the Insured dies while this policy is in force, we will pay the death benefit to the Beneficiary. The Beneficiary is as designated in the application, unless changed as shown under "How to Change a Beneficiary" below. If the Beneficiary is a partnership, we will pay the death benefit to the partnership as it existed when the Insured died.

                   PROTECTION OF THE DEATH BENEFIT -- To the extent permitted by law, no death benefit will be subject to the claims of the Beneficiary's creditors or to any legal process against the Beneficiary.

                   IF THE BENEFICIARY DIES -- If any Beneficiary dies before the Insured, that Beneficiary's interest in the death benefit will end. If any Beneficiary dies at the same time as the Insured, or within 30 days after the Insured, that Beneficiary's interest in the death benefit will end if no benefits have been paid to that Beneficiary. If the interest of all designated beneficiaries has ended when the Insured dies, we will pay the death benefit to you. If you are not living at that time, we will pay the death benefit to the executor or administrator of your estate.

                   HOW TO CHANGE A BENEFICIARY -- You may change the designated Beneficiary while the Insured is living by sending a satisfactory written notice to us. The change will not be effective until we record it at our Administrative Office. Even if the Insured is not living when we record the change, the change will take effect as of the date it was signed. However, any benefits we pay before we record the change will not be subject to the change.

                   A Beneficiary designated irrevocably may not be changed without the written consent of that Beneficiary.

PAYMENT OF THE     PROOF OF DEATH -- We will pay any benefit payable because of
DEATH BENEFIT      death when we receive due proof of the Insured's death while this policy was in force. The proof must be sent to us at our Administrative Office. We will send appropriate forms to the Beneficiary upon request Any of our agents will help the Beneficiary fill out the forms without charge.

                   DEATH BENEFIT -- The amount of the death benefit may be affected by other policy provisions, such as Policy Loans, Misstatement of Age or Sex, or Partial Surrenders.

                   DEATH BENEFIT OPTION -- The death benefit before policy anniversary nearest age 100 will be based on whether you have chosen Option 1, Option 2 or Option 3 as shown in the Policy Data. If you do not choose an option in the application, Option 1 will automatically take effect. Prior to the policy anniversary nearest age 100, the death benefit is defined as follows:

                       Option 1: The death benefit will be the greater of:
                       (a) the sum of:
                            (i)    the total face amount of the base policy;
                                   plus,
                            (ii)   the total face amount of any layers; or,
                       (b) the death benefit factor multiplied by the total accumulation values of the base policy and any layers in effect on the date of the Insured's death.

                       Option 2: The death benefit will be the greater of:
                       (a)  the sum of:
                            (i)    the total face amount of the base policy;
                                   plus,
                            (ii)   the total face amount of any layers; plus,
                            (iii) the total accumulation values of the base policy and any layers in effect on the date of the Insured's death; or
                       (b) the death benefit factor multiplied by the total accumulation values of the base policy and any layers in effect on the date of the Insured's death.

                       Option 3: The death benefit will be the greater of:
                       (a)  the sum of:
                            (i)    the total face amount of the base policy;
                                   plus,
                            (ii)   the total face amount of any layers; plus,
                            (iii)  the total amount of all gross premium
                                   payments for the base policy and any layers, minus any withdrawals, surrenders, partial withdrawals, partial surrenders, surrender penalty free withdrawals, and premium refunds as of the date of death of the Insured; or,
                       (b) the death benefit factor multiplied by the total accumulation values of the base policy and any layers in effect on the date of the Insured's death.

                   Beginning with the policy anniversary nearest age 100, the death benefit will be: the death benefit factor multiplied by the total accumulation values of the base policy and any layers in effect as of the date of the current policy month.

                   (See Accumulation Values provision for details.)

                   We will reduce the death benefit by any existing policy loans and by the portion of any grace period payment necessary to provide insurance to the date of the Insured's death.

                   This policy is intended to qualify under Section 7702 of the Internal Revenue Code as a life insurance contract for federal tax purposes. The death benefit under this policy is intended to qualify for the federal income tax exclusion. The provisions of this policy (including any rider or endorsement) will be interpreted to ensure tax qualification, regardless of any language to the contrary.

                   At no time will the amount of the death benefit under the policy ever be less than the amount needed to ensure tax qualification. To the extent that the death benefit is increased, appropriate adjustments will be made in any monthly deductions or supplemental benefits as of that time, retroactively or otherwise, that are consistent with such an increase. Such adjustments may be made by right of setoff against any death benefits payable.

                     DEATH BENEFIT FACTORS

Attained Age    Policy Years                Attained Age    Policy Years
                     1-10                                       1-10

               Male       Female                           Male       Female
               ----       ------                           ----       ------
    45         3.33        3.76                  75        1.70        1.79
    46         3.23        3.65                  76        1.68        1.76
    47         3.14        3.54                  77        1.66        1.73
    48         3.05        3.44                  78        1.64        1.71
    49         2.96        3.34                  79        1.62        1.68

    50         2.88        3.24                  80        1.60        1.66
    51         2.80        3.15                  81        1.54        1.60
    52         2.73        3.06                  82        1.49        1.54
    53         2.66        2.97                  83        1.44        1.49
    54         2.59        2.88                  84        1.40        1.44

    55         2.52        2.80                  85        1.37        1.40
    56         2.45        2.73                  86        1.36        1.39
    57         2.40        2.66                  87        1.35        1.37
    58         2.34        2.59                  88        1.33        1.35
    59         2.28        2.52                  89        1.32        1.34


    60         2.23        2.45                  90        1.27        1.29
    61         2.19        2.39                  91        1.23        1.24
    62         2.14        2.33                  92        1.19        1.20
    63         2.09        2.28                  93        1.15        1.16
    64         2.05        2.22                  94        1.11        1.12

    65         2.01        2.17                  95        1.10        1.10
    66         1.97        2.13                  96        1.09        1.09
    67         1.93        2.08                  97        1.07        1.07
    68         1.90        2.04                  98        1.06        1.06
    69         1.86        2.00

    70         1.83        1.96
    71         1.80        1.92
    72         1.78        1.88
    73         1.75        1.85
    74         1.73        1.81


                                                                         PAGE 9




                               DEATH BENEFIT FACTORS

Attained Age     Policy Years               Attained Age    Policy Years
                     11+                                        11+

               Male       Female                           Male       Female
               ----       ------                           ----       ------
    55         2.29        2.59                  80        1.29        1.35
    56         2.23        2.51                  81        1.27        1.33
    57         2.16        2.44                  82        1.26        1.30
    58         2.10        2.37                  83        1.24        1.28
    59         2.04        2.30                  84        1.23        1.26

    60         1.99        2.23                  85        1.21        1.24
    61         1.93        2.17                  86        1.20        1.23
    62         1.88        2.10                  87        1.19        1.21
    63         1.83        2.04                  88        1.18        1.19
    64         1.79        1.99                  89        1.17        1.18

    65         1.74        1.93                  90        1.16        1.17
    66         1.70        1.88                  91        1.15        1.15
    67         1.66        1.83                  92        1.14        1.14
    68         1.62        1.78                  93        1.12        1.13
    69         1.58        1.74                  94        1.11        1.12

    70         1.55        1.69                  95        1.10        1.10
    71         1.52        1.65                  96        1.09        1.09
    72         1.48        1.61                  97        1.07        1.07
    73         1.45        1.57                  98        1.06        1.06
    74         1.43        1.53                  99-115    1.04        1.04

    75         1.40        1.50
    76         1.38        1.47
    77         1.35        1.43
    78         1.33        1.41
    79         1.31        1.38

PREMIUMS We will accept any amount you send us as a premium payment while this policy is in force, subject to the Premium Limitation provision and these conditions:

                   1. The minimum initial premium shown in the Policy Data is payable on or before the Policy Date. Subsequent premiums may be sent to our Administrative Office or you may pay them to an agent we authorize. We will give you a receipt if you ask for one. Premiums received on or before the Policy Date will only begin to earn interest as of the Policy Date.

                   2. You must pay the Required Premium Per Year for the Base Policy for the Required Premium Period shown in the Policy Data. These premiums may be paid cumulatively in advance. At the end of each year in the Required Premium Period, we will calculate the cumulative total of all gross premiums paid for the base policy, less any partial surrenders and surrender penalty free withdrawals. We will divide this total by the number of years since the Policy Date. This amount must equal or exceed the Required Premium Per Year for the Base Policy for each year in the Required Premium Period, or your policy will enter the grace period.

                        If you request an increase in the face amount of this policy, then you must also pay the Layer Required Premium Per Year for that layer's Required Premium Period; the layer's Required Premium Period begins on the layer effective date. These premiums may be paid cumulatively in advance. At the end of each layer year in the layer's Required Premium Period, we will calculate the cumulative total of all gross premiums paid for that layer, less any partial surrenders and surrender penalty free withdrawals taken from that layer. We will divide this total by the number of years since the layer date. This amount must equal or exceed the Layer Required Premium Per Year for that layer's Required Premium Period. If this amount does not equal or exceed the Layer Required Premium Per Year, we will:
                        (i) determine the cumulative total of all gross premiums paid for the base policy and any other layers, less any partial surrenders and surrender penalty free withdrawals; and, (ii) compare that total to the corresponding required premiums. If there is not enough extra premium to make up the difference, then your policy will enter the grace period.

                   3. You may pay premiums at any time prior to policy anniversary nearest age 100. Each premium must be at least $25 and may not exceed the limits described in the Premium Limitation provision below.

                        If you stop paying premiums after the Required Premium Period, your coverage will continue until the net cash value is insufficient to pay the monthly deduction due. At that time, your policy will enter the grace period. (See Grace Period provision.)

                   Beginning with the policy anniversary nearest age 100, billing will cease and no further premium payments will be accepted.

                   PREMIUM LIMITATION -- We reserve the right to refund any unscheduled premium during a particular policy year if the total premium paid:

                   (a) increases the difference between the death benefit and the accumulation value; and,

                   (b) is more than $20 per thousand of face amount and more than three times the total of the monthly deductions for the last year.

                   We also reserve the right to refund any unscheduled premiums that exceed $25,000 in any 12-month period.

                   We will not refund any amount if doing so would cause your policy to enter the grace period before the next anniversary.

                   As of the end of any policy year, if the premiums paid exceed the amount allowable if this policy is to continue to qualify as a life insurance contract under Section 7702 of the Internal Revenue Code, as such Section in effect at the time this policy is issued, and the regulations thereunder, we will remove the excess amount of premiums paid from the policy, with interest, as of the end of that policy year. We will refund to you this excess amount (including interest) within 60 days after the end of that policy year.

                   Such an excess amount could occur, for example, as a result of a partial surrender or other change in the benefits or terms of the policy, since the premium amount allowable for the policy may be reduced.

                   The amount refundable will not exceed the net cash value of the policy. If the entire net cash value is refunded, we will treat the transaction as a full surrender of your policy.

                   CONTINUATION OF INSURANCE -- If you stop paying premiums, we automatically continue your policy at the same face amount and with any additional benefits provided by rider, subject to the grace period and any minimum premium requirements that may be in effect. Refer to the Premiums provision and the Monthly Deduction provision for further explanation.

                   GRACE PERIOD -- During the Required Premium Period, a grace period is a period of 60 days beginning on: (a) a policy anniversary on which the cumulative Required Premium Per Year for the Base Policy has not been paid (see first paragraph under number 2 of the Premiums provision); or, (b) a monthly policy date when the accumulation value minus any existing loan is less than the monthly deduction due. After the Required Premium Period and prior to the policy anniversary nearest age 100, a grace period is a period of 60 days beginning on a monthly policy date when the net cash value is less than the monthly deduction due.

                   If you request an increase in the face amount of this policy, then during the layer's Required Premium Period, a grace period is a period of 60 days beginning on: (a} a layer anniversary on which the cumulative Layer Required Premium Per Year has not been paid (see second paragraph under number 2 of the Premiums provision); or, (b) a monthly policy date when the accumulation value minus any existing loan is less than the monthly deduction due. After the layer's Required Premium Period and prior to the policy anniversary nearest age 100, a grace period is a period of 60 days beginning on a monthly policy date when the net cash value is less than the monthly deduction due for that layer and for all other layers and the base policy.

                   After policy anniversary nearest age 100, a grace period is a period of 60 days beginning on a policy anniversary on which the loan interest due has not been paid in cash and the accumulation value minus any existing loan is less than the loan interest due.

                   If your policy enters the grace period, we will let you know by sending a notice to your last known address. The notice will tell you the amount you must pay. The amount must be large enough to keep the base policy and any layers in force. You must pay this amount before the grace period ends. If you do not pay enough, your policy will lapse at the end of the 60 days. If there is any net cash value remaining at the end of the grace period, we will apply it to the Nonforfeiture Options. (See Nonforfeiture Options provision.)

                   During the grace period, we will not charge interest on the amount due. If the Insured dies during the grace period and before you pay the amount, we will subtract from the death benefit the amount required to provide insurance to the date the Insured died.

                   PREMIUM QUALIFICATION CREDIT -- At the end of each policy year for the Required Premium Period, we will calculate the total of gross premiums paid for the base policy. (See first paragraph under number 2 of the Premiums provision.) From this total, we will subtract any partial surrenders and surrender penalty free withdrawals. If this result equals or exceeds the Required Premium Per Year for the Base Policy for each year of the Required Premium Period, we will deposit a premium qualification credit to your policy's accumulation value at the beginning of the next policy year.

                   If you request an increase in the face amount of this policy, then at the end of each layer year for the layer's Required Premium Period, we will also calculate the total of gross premiums paid for that layer. (See second paragraph under number 2 of the Premiums provision.) From this total, we will subtract any partial surrenders and surrender penalty free withdrawals taken from that layer. If this result equals or exceeds the Layer Required Premium Per Year for each year of the layer's Required Premium Period, we will deposit a premium qualification credit to that layer's accumulation value at the beginning of the next layer year.

                   We must receive enough premium as described above by the end of each policy year or layer year in the premium qualification period, or you will not receive a premium qualification credit for that policy year or layer year.

                   The amount of the credit will be a specific percentage of the Required Premium Per Year for the Base Policy and the Layer Required Premium Per Year. The Premium Qualification Credit Percentage and the Premium Qualification Credit Period are shown in the Policy Data

                   REINSTATEMENT -- If this policy lapses or is changed to Paid-Up Life Insurance or Extended Term Insurance, it may be reinstated provided it was not surrendered. To reinstate the policy, you must meet the following conditions:

                   l. You must request reinstatement in writing within three years after the date of lapse or change to Paid-Up Life Insurance or Extended Term Insurance, and before the Maturity Date.

                   2.   The Insured must still be insurable by our standards.

                   3. If any loans existed when the policy lapsed or was changed to Paid-Up Life Insurance or Extended Term Insurance, you must repay or reinstate them, with interest. Interest will be compounded annually from the date of lapse or change to Paid-Up Life Insurance or Extended Term Insurance. Interest will be at the loan reinstatement interest rate of 5.50% (5.21 in advance) for a Class A loan and 8.00% (7.40 in advance) for a Class B loan.

                   4. The reinstated policy will be subject to the minimum premium requirement during the Required Premium Period. (See first paragraph under number 2 of the Premiums provision.) Any increase in the face amount of the base policy will also be subject to the minimum premium requirement during the layer's Required Premium Period. (See second paragraph under number 2 of the Premiums provision.) This means that the Required Premium Period will be calculated from the original Policy Date or original layer date; it will not start anew.

                        If the policy lapsed or was changed to Paid-Up Life Insurance or Extended Term Insurance during any Required Premium Period and is reinstated in a different policy year, you must pay a premium large enough to meet the minimum premium requirement at the time of reinstatement, with interest. Interest will be compounded annually at the reinstatement interest rate of 6%. If the policy lapsed or was changed to Paid-Up Life Insurance or Extended Term Insurance after any Required Premium Period, or if it lapsed or was changed to Paid-Up Life Insurance or Extended Term Insurance during one year of any Required Premium Period and is reinstated in the same policy year, you must pay a premium large enough to cover two monthly deductions due when the policy lapsed or was changed to Paid-Up Life Insurance or Extended Term Insurance, and three monthly deductions due when the policy is reinstated.

                   5. If you reinstate the policy during any Required Premium Period, you must repay any excess net cash value given to you at the time of change to Paid-Up Life Insurance, with interest. Interest will be compounded annually at the reinstatement interest rate of 6%.

                   6. If the policy is reinstated within the first 10 policy or layer years, any applicable surrender penalties in effect for the reinstated policy will be calculated from the original Policy Date or original layer date.

                   The effective date of a reinstatement will be the date of your request. If a person other than the Insured is covered by any attached rider, that person's coverage will be reinstated under the reinstatement terms of that rider.

                   The accumulation value of the reinstated policy will be: the net cash value of any Paid-Up Life Insurance or Extended Term Insurance on the date of reinstatement; plus the surrender penalty assessed at the time of lapse or change to Paid-Up Life Insurance or Extended Term Insurance; plus any excess net cash value we paid you at the time of change to Paid-Up Life Insurance; plus any loan repaid or reinstated; plus 93% of any premium you pay at reinstatement; minus any monthly deductions due at the time of lapse or change to Paid-Up Insurance or Extended Term Insurance.

GUARANTEED VALUES  ACCUMULATION VALUES -- The accumulation value of the policy
                   (or any layer) on the Policy Date (or layer date) is equal to all net premiums paid for the policy (or layer). The accumulation value of the policy (or any layer) on any monthly policy date after the Policy Date (or the layer date) is equal to:

                         1. its accumulation value on the last monthly policy date, plus interest on that amount;

                   plus  2.  any premium qualification credit amount deposited to it on the last monthly policy date, plus interest on that amount;

                   plus  3.  all net premiums paid into it less any refunds
                             since the last monthly policy date, plus interest from the date each premium is received in the Administrative Office to the monthly policy date;

                   minus 4. the monthly deduction charged against it on the last monthly policy date, plus interest on that amount;

                   minus 5. any partial surrenders and surrender penalty free withdrawals charged against it, including pro rata surrender penalties, since the last monthly policy date, plus interest on that amount from each partial surrender date and/or surrender penalty free withdrawal date to the monthly policy date.

                   The accumulation value of the policy (or any layer) on any specified date that falls between any two monthly policy dates is equal to:

                         1. the accumulation value on the last monthly policy date, plus accrued interest from the last monthly policy date to the specified date;

                   plus  2.  any premium qualification credit amount deposited to it on the last monthly policy date, plus accrued interest on that amount;

                   plus  3.  all net premiums paid into it less any refunds
                             since the last monthly policy date, plus accrued interest from the date each premium is received in the Administrative Office to the specified date;

                   minus 4. the monthly deduction charged against it on the last monthly policy date, plus accrued interest on that amount;

                   minus 5. any partial surrenders and surrender penalty free withdrawals charged against it, including pro rata surrender penalties, since the last monthly policy date, plus accrued interest on that amount from each partial surrender date and/or surrender penalty free withdrawal date to the specified date.

                   A Table of Policy Values is included in this policy. It is based on the information you gave us when the policy was issued. The values shown may change as the declared interest rates, your premium payments, and other factors change from the illustrated data. Every year, we will send you a statement of actual policy values.

                   GUARANTEED INTEREST RATES -- Except for premium received before the Policy Date, the net premium accrues interest from the date we receive it in the Administrative Office. Interest is credited monthly on each monthly policy date.

                   Premiums received on or before the Policy Date will only begin to earn interest as of the Policy Date. The guaranteed minimum interest rate for all policy years is shown in the Policy Data.

                   Prior to the policy anniversary nearest age 100, we may declare an interest rate higher than the guaranteed minimum at any time. We will never declare an interest rate that is lower than the guaranteed minimum interest rate. We may change this rate at any time without notice.

                   Beginning at policy anniversary nearest age 100, the policy accumulation value will accrue interest at the guaranteed minimum interest rate.

                   For Class A loans, the interest rate for any portion of the accumulation value equal to the amount of any existing policy loan will be the effective annual loan interest rate.

                   For Class B loans, the interest rate for any portion of the accumulation value equal to the amount of any existing policy loan will be the effective annual loan interest rate less 2.5%.

                   MONTHLY DEDUCTION RATES -- We will determine the monthly deduction rate for each policy month at the beginning of that policy month. The monthly deduction rate for the base policy will depend on: the face amount of the policy; the Insured's sex; the Insured's smoker or nonsmoker status; the Insured's class of risk as of the Policy Date; the number of years that the policy has been in force; and the Insured's issue age.

                   A table of guaranteed maximum monthly deduction rates for the base policy is shown in the Policy Data. We may use rates lower than these guaranteed maximum monthly deduction rates. We will never use higher rates.

                   If you request an increase in the face amount of this policy, we will determine the monthly deduction rate for that layer at the beginning of each policy month. The monthly deduction rate for each layer will depend on: the face amount of the policy; the Insured's sex; the Insured's smoker or nonsmoker status; the Insured's class of risk as of the layer date; the number of years that the layer has been in force; and the Insured's layer issue age.

                   A table of guaranteed maximum monthly deduction rates for that layer will be shown in supplemental Policy Data pages that will be issued on the layer date. We may use rates lower than these guaranteed maximum monthly deduction rates. We will never use higher rates.

                   Any change in the monthly deduction rates will be prospective and will be subject to our expectations as to future cost factors. Such cost factors may include, but are not limited to: mortality; expenses; interest; persistency; and any applicable federal, state and local taxes.

                   GUARANTEED MAXIMUM Monthly EXPENSE CHARGE PER THOUSAND -- The guaranteed maximum monthly expense charge per thousand is shown in the Policy Data. We may use an expense charge which is lower than this guaranteed maximum monthly expense charge per thousand. We will never use higher expense charges.

                   MONTHLY DEDUCTION -- At the beginning of each policy month, we will take the monthly deduction for that policy month from the accumulation value of the policy (or of each layer, respectively). The monthly deduction is equal to:

                        (a) the monthly deduction rate, times .001, times the difference between the death benefit and the accumulation value of the policy (or of each layer, respectively) at the beginning of the policy month;

                   plus (b)  the monthly deduction for any riders;

                   plus (c)  the policy fee;

                   plus (d) the monthly expense charge per thousand times .001, times the face amount of the policy (or of each layer, respectively).

                   If a layer does not have enough accumulation value to pay a monthly deduction that is due, the monthly deduction for that layer will be taken from the accumulation value of the base policy.

CASH VALUE         You may borrow the cash value, or take part of it or all of it as a partial or full surrender of the policy. All of these transactions are described in this section. We guarantee that the cash value always equals or exceeds the amount required by the law in effect at the time of issue in the jurisdiction in which the application for this policy was signed. Policy loans, partial surrenders and surrender penalty free withdrawals will be divided proportionately among the accumulation value of the base policy and its layer(s).

                   POLICY LOANS -- If you request a policy loan prior to the tenth policy anniversary, we will handle it as a Class B loan. After the tenth policy anniversary, we will handle one loan request per year as a Class A loan, subject to the limitation shown in number 3 under the Class A Policy Loans provision. After the tenth policy anniversary, we will treat any loan request after the first request in any policy year as a Class B loan.

                   CLASS A POLICY LOAN -- After the tenth policy anniversary, we will make Class A loans subject to the following conditions:

                   1. Such a loan will only be allowed one time during a policy year.

                   2. The maximum amount allowed as a Class A loan in any one policy year will be the lesser of 10% of the accumulation value as of the request date or the maximum loan amount, as described in number 3 below.

                   3. The maximum loan amount is the accumulation value as of the date of the loan request, minus:

                        a.   any existing policy loan(s); and,

                        b. interest on the amount of the loan to the end of the policy year; and,

                        c. the full surrender penalty or two monthly deductions, whichever is greater.

                   4. You must pay interest on the total loan balance each year in advance. The interest is due on the policy anniversary. The annual effective loan interest rate is 5.50% (5.21% in advance). If you do not pay the interest when it is due, we will add the amount of interest to the loan. We will charge interest on this amount at the same interest rate being charged on the loan.

                   5. You must assign the policy to us to the extent of the outstanding loan. If the Insured dies, we will deduct the outstanding loan from the death benefit before we pay the death benefit to the Beneficiary.

                   6. The loan will be secured by that portion of the accumulation value equal to the amount of the loan.

                   CLASS B POLICY LOAN -- We will make Class B loans subject to the following conditions:

                   1. The maximum amount allowed as a Class B loan is the accumulation value as of the date of the loan request, minus:

                        a.   any existing policy loan(s); and,

                        b. interest on the amount of the loan to the end of the policy year; and,

                        c. the full surrender penalty or two monthly deductions, whichever is greater.

                   2. You must pay interest on the total loan balance each year in advance. The interest is due on the policy anniversary. The loan interest rate is 8.00% (7.40% in advance). If you do not pay the interest when it is due, we will add the amount of interest to the loan. We will charge interest on this amount at the same interest rate being charged on the loan.

                   3. You must assign the policy to us to the extent of the outstanding loan. If the Insured dies, we will deduct the outstanding loan from the death benefit before we pay the death benefit to the Beneficiary.

                   4. The loan will be secured by that portion of the accumulation value equal to the amount of the loan.

                   LOAN REPAYMENT -- You may repay any part of any outstanding loan at any time while the Insured is living and before the Maturity Date.

                   If you wish to make a loan repayment, you must tell us that the payment you send us is for that purpose. Unless your payment is clearly marked as a loan repayment, we will assume it is a premium payment unless it is received after the policy anniversary nearest age 100. When we receive a loan repayment, we will apply it to the portion of the accumulation value that secures the loan. If a payment would cause the policy to fail to qualify as a life insurance contract under Section 7702 of the Internal Revenue Code as such Section is in effect at that time, and the regulations thereunder, the portion of the payment that cannot be accepted as premium will be applied against any outstanding policy loans before a refund is made.

                   Loan repayments will first be applied to any outstanding Class B loans. Then, they will be applied to any outstanding Class A loans. Within the Class A and Class B loan categories, the repayments will be applied first to the loans with the most recent loan dates.

                   Your policy will not automatically lapse or be changed to Paid-Up Life Insurance or Extended Term Insurance if you do not repay a loan. However, the net cash value must be large enough to cover the monthly deduction due and any loan interest due not paid in cash. (See Grace Period provision for details.)

                   If the policy loan interest due is not paid in cash by you, a new loan of the same class (A or B) will be created to cover the interest The new loan will have the same interest rate as the loan to which it is added (Class A or B). Any loan interest paid in cash by you will apply first to Class B loans, and then to Class A loans.

                   PARTIAL SURRENDER -- At any time following the tenth day after you have received this policy, you may surrender a portion of this policy's net cash value by sending us a written request, subject to the limitations described below.

                   During the first 10 policy or layer years, a pro rata surrender penalty will be assessed on any surrender amount you request that exceeds the amount eligible for Surrender Penalty Free Withdrawal as described on the next page. Minimum pro rata surrender penalty is $25. Surrender Penalties are shown in the Policy Data

                   We deduct from the policy's accumulation value: (a) the surrender amount you request; plus (b) the pro rata surrender penalty on the surrender amount that exceeds the amount eligible for surrender without penalty. If you chose Death Benefit Option 1, we will also deduct from the policy's face amount (a) the surrender amount you request that exceeds the amount eligible for surrender without penalty; plus (b) the pro rata surrender penalty on the surrender amount that exceeds the amount eligible for surrender without penalty. If the new face amount would be less than our published minimum for this plan, then the partial surrender will not be allowed.

                   In any policy year, the maximum amount that you may request and receive by partial surrender is:

                         1) the accumulation value;

                   minus 2) any existing policy loans;

                   minus 3) the sum of 3 monthly deductions;

                   minus 4) the greater of $25 or the full surrender penalty.

                   If you ask for an amount larger than the maximum described above, we will treat it as a request for full surrender of the policy.

                   During any required premium payment period, the sum of all surrender penalty free withdrawals and partial surrenders may not exceed the sum of all gross premiums paid, less the sum of all required premiums since the Policy Date. (See number 2 of the Premiums provision.)

                   SURRENDER PENALTY FREE WITHDRAWAL -- At any time after the first policy year, you may make a withdrawal without incurring a pro rata surrender penalty. Such a withdrawal is subject to the limits outlined below. The minimum amount of a surrender penalty free withdrawal is $100.

                   When you request a partial surrender in the second or later policy year, we will calculate the amount eligible for withdrawal without penalty. This amount will be the lesser of:

                        (a) 10% of the policy's accumulation value as of the last monthly policy date, minus the sum of all surrender penalty free withdrawals since the last policy anniversary; or,

                        (b) the maximum amount available as a partial surrender described on page 18.

                   During any required premium payment period, the sum of all surrender penalty free withdrawals and partial surrenders may not exceed the sum of all gross premiums paid less the sum of all required premiums since the Policy Date. (See number 2 of the Premiums provision.)

                   Whenever you request a partial surrender after the first policy year, we will process the amount that is eligible as a surrender penalty free withdrawal. The remainder of any amount you request will be processed as a partial surrender.

                   We will deduct the full partial surrender amount you request from the policy's accumulation value. We will not deduct that portion of your request that we treat as a surrender penalty free withdrawal from the policy's face amount.

OPTION TO CHANGE   DECREASING THE FACE AMOUNT -- You may request a decrease in
THE FACE AMOUNT    the face amount of this policy if all the following
                   conditions are met:

                   1.   You must make a written request to us.
                   2. At the request date, this policy must be in force and the Insured must be living.
                   3. The amount of the reduction in face amount must be at least $25,000.
                   4. The new face amount may not be less than our published minimum face amount for this plan.
                   5. The decrease of the face amount of this policy may cause a change in the monthly deduction rates to be charged.
                   6. A surrender penalty will result from the decrease in the face amount if the decrease is made during the 10 year surrender penalty period of the base policy or any layer.
                   7. If you request an increase in the face amount of this policy, and then at a later time you request a decrease in the face amount of this policy, we will apply the decrease in the following order. We will first apply the decrease to the newest layer. We will then successively apply the decrease in reverse order to any previous increases; we will begin with the next most recent layer. If the amount of the decrease is greater than the total of all previous increases, we will then apply the remaining decrease to a portion of the original face amount of this policy.

                   We will issue new Policy Data pages showing the new face amount. After the decrease, the monthly deduction rates and any future surrender penalties will be based on the new total face amount of this policy.

                   If the face amount of this policy is decreased during any Required Premium Period, we will recalculate the required premium per year for the remainder of the Required Premium Period based on the new face amount.

                   INCREASING THE FACE AMOUNT -- You may request an increase in the face amount of this policy. The following conditions will apply:

                   1.   You must make a written request to us.
                   2. At the request date, this policy must be in force and the Insured must be living.
                   3. At the request date, the Insured must not be older than age 80.
                   4. The amount of the increase in face amount must be at least $25,000.
                   5. You must submit satisfactory evidence that the Insured is still insurable by our standards.
                   6. The amount of the increase will be contestable and subject to the suicide limitation for two years after the effective date of the increase.
                   7. The death benefit option for the layer must be the same as the base policy.
                   8. If the base policy has a Waiver Provision attached, the layer must also.

                   The new coverage will be issued as a separate layer on this policy. It will have a Layer Required Premium Per Year, beginning on the layer date. It will also have its own surrender penalty period for 10 years, beginning on the layer date. The monthly deductions and values for that layer will be based on: the face amount of the layer; the Insured's sex; the Insured's smoker or nonsmoker status; the Insured's class of risk as of the layer date; and the Insured's layer issue age.

                   We will issue new Policy Data pages showing the new face amount. After the increase, the monthly deduction rates for the increase layer will be based on the new total face amount of this policy. Any future surrender penalties for that layer will be based on the face amount of that layer.

NONFORFEITURE      If you do not pay the minimum cumulative required premiums
OPTIONS            during the required premium period as described under number
                   2 in the Premiums provisions, your policy will enter the grace period. After the required premium period if you stop paying premiums your coverage will continue until the cash value minus any loan is insufficient to pay the monthly deduction due. At that time, your policy will enter the grace period (see Grace Period provision).

                   At the end of the grace period, if there is any remaining net cash value, we will apply the net cash value to one of the Nonforfeiture Options described in this section. The Nonforfeiture Options will be effective no later than 60 days after the date on which the premium was due. You may choose Option 1, Paid - Up Life Insurance, or Option 2, Extended Term Insurance, or Option 3, Full Surrender, any time within the 60 day grace period. If you do not choose an option in writing, Option 1, Paid-Up Life Insurance, will automatically take effect.

                   If you choose Option 3, Full Surrender, the surrender value within 60 days from the date the premium was due will not be less than the surrender value as of the date the premium was due, less any loans, partial surrenders (including pro rata surrender penalties) and surrender penalty free withdrawals made after the date the premium was due.

                   OPTION 1. PAID-UP LIFE INSURANCE -- Subject to the conditions of this option, this policy may be continued as single premium Paid-Up Life Insurance.

                   The following conditions will apply:

                   (a) If the policy has net reached the end of the grace period as described above and you wish to continue it as Paid-Up Life Insurance, the policy must be in force on the date you request the change.

                   (b) When you exercise this option, this policy will be continued as Paid-Up Life Insurance.

                   (c) The amount of Paid-Up Life Insurance is calculated by using the net cash value divided by the net single premium, times $1,000, for the Insured's sex, the Insured's smoker or nonsmoker status, and the Insured's attained age. The net single premiums are shown in the tables on pages 23 and 24.

                        If the difference between the amount of Paid-Up Life Insurance and the net single premium (net cash value of the original policy) for the Paid-Up Life Insurance is greater than the difference under this policy between the death benefit and the accumulation value on the date this option is exercised, then the amount of the Paid-Up Life Insurance elected under this option will be reduced accordingly. Any excess net cash value remaining after the purchase of Paid-Up Life Insurance will be refunded to you.

                   (d) The effective date of the Paid-Up Life Insurance will be the date the premium was due before entering the grace period.

                   (e) The net single premiums used for the single premium Paid-Up Life Insurance will be those in effect as of the date this option was exercised. However, they will not exceed the rates which are shown in the Tables of Maximum Net Single Premiums for Paid-Up Life Insurance per $1,000 on pages 23 and 24.

                   (f) There is a Table of Paid-Up Life Insurance per $1,000 of Net Cash Value following the Table of Maximum Net Single Premiums for Paid-Up Life Insurance per $1,000.

                   (g) The Paid-Up Life Insurance will have cash values. The cash value of the Paid-Up Life Insurance is equal to the net single premium for the face amount of the Paid-Up Life Insurance based on the Insured's sex, the Insured's smoker or nonsmoker status, and the Insured's attained age, less any loans made after the effective date of the Paid-Up Life Insurance.

                   (h) When you exercise this option, all riders will terminate.

                   OPTION 2. EXTENDED TERM INSURANCE -- Unless the class of risk shown on the Policy Data for the base policy and all subsequent layers is "Rated," you may continue this policy as non-participating extended term insurance. These conditions will apply:

                   (a) The policy must be in force when you request the change.

                   (b) You will surrender all rights under this policy except the right to reinstate, in exchange for the extended term policy.

                   (c) We will calculate the face amount of the extended term policy in this way: this policy's face amount (including the face amount of all layers) less any loans as of the date of your request equals the extended term face amount.

                   (d) We will calculate the length of the coverage period of the extended term policy by applying the net cash value of this policy as a net single premium for the extended term coverage.

                   (e) We will issue and date the extended term policy as of the date you surrender this policy.

                   (f) When you exercise this option, all riders will terminate.

                   OPTION 3. FULL SURRENDER -- You may surrender this policy and all layers for the net cash value.

                   There is a Table of Surrender Penalties shown in the Policy Data. We will use the factors in the table to determine the surrender penalty we will apply. To calculate the full surrender penalty for the base policy, find the factor for the current policy year. Multiply this factor by the number of thousands of face amount of the base policy. This is the full surrender penalty for the base policy. There is no surrender penalty for the base policy after 10 policy years.

                   If you request an increase in the face amount of this policy, the new layer will have its own separate 10 year surrender penalty period. To calculate the full surrender penalty for that layer, find the factor for the current layer year. Multiply this factor by the number of thousands of face amount of that layer. This is the full surrender penalty for that layer. There is no surrender penalty for that layer after 10 layer years.

                   If you request a full surrender within 30 days of a policy anniversary, the surrender value will not be less than the surrender value on that anniversary, including any premium qualification credit, less any loans, partial surrenders (including pro rata surrender penalties), and surrender penalty free withdrawals made after the last policy anniversary.


                                TABLE OF MAXIMUM NET SINGLE PREMIUMS FOR
                                      PAID-UP LIFE INSURANCE PER $1,000
---------------------------------------------------------------------------------------------------------------
Insured's                  Insured's                   Insured's                  Insured's
Attained                   Attained                    Attained                   Attained
  Age     Male     Female     Age       Male   Female      Age     Male   Female      Age      Male    Female
---------------------------------------------------------------------------------------------------------------
                                                   NONSMOKER
 0       79.53    68.09       25      184.09   145.75      50    374.41   332.00      75     716.38    669.87
 1       78.86    68.12       26      169.39   150.66      51    386.37   342.52      76     729.10    684.91
 2       81.03    70.03       27      174.94   155.74      52    398.61   353.31      77     741.45    699.68
 3       83.36    72.08       28      180.74   161.01      53    411.10   364.36      78     753.44    714.20
 4       85.80    74.23       29      186.80   166.48      54    423.84   375.65      79     765.15    728.51

 5       88.37    76.49       30      193.11   172.14      55    436.80   387.20      80     776.61    742.60
 6       91.08    78.85       31      199.68   178.01      56    449.97   399.00      81     787.80    756.45
 7       93.95    81.34       32      206.51   184.10      57    463.34   411.08      82     798.67    769.97
 8       96.99    83.93       33      213.59   190.40      58    476.91   423.46      83     809.14    783.07
 9      100.18    86.65       34      220.92   196.93      59    490 68   436.18      84     819.12    795.64

10      103 52    89.49       35      228.52   203.68      60    504 62   449.24      85     828.55    807.65
11      107.01    92.45       36      236.37   210.66      61    518.73   462.64      86     837.44    819.08
12      110.61    95.52       37      244.49   217.87      62    532.96   476.35      87     845.84    829.99
13      114.28    98.69       38      252.86   225.29      63    547.30   490.31      88     853.83    840.41
14      117.98   101.97       39      261.50   232.93      64    561.70   504.47      89     861.56    850.46

15      121.69   105.33       40      270.40   240.78      65   576.10    518.77      90     869.16    860.23
16      125.43   108.80       41      279.56   248.85      66   590.49    533.19      91     876.80    869.86
17      129.20   112 37       42      288.99   257.13      67   604 87    547.75      92     884.67    879.53
18      133.03   118.05       43      298.69   265.62      68   619.21    562.48      93     893.02    889.43
19      136.97   119.86       44      308.66   274.35      69   633.54    577.43      94     902.18    899.83

20      141.03   123.79       45      318.92   283.31      70   647.83    592.62      95     912.35    910.95
21      145.23   127.86       46      329.45   292.53      71   662.04    608.02      96     923.66    922.94
22      149.62   132.09       47      340.26   302.01      72   675.91    623.55      97     935.99    935.69
23      154.22   136.48       48      351.35   311.74      73   689.74    639.12      98     948.88    948.81
24      159.04   141.04       49      362.74   321.73      74   703.26    654.59      99     961.53    961.53

                           TABLE OF MAXIMUM NET SINGLE PREMIUMS
                           FOR PAID-UP LIFE INSURANCE PER $1,000
---------------------------------------------------------------------------------------------------------
Insured's              Insured's                   Insured's                 Insured's
Attained               Attained                    Attained                  Attained
  Age    Male   Female    Age     Male      Female    Age    Male    Female    Age     Male      Female
---------------------------------------------------------------------------------------------------------
                                                    SMOKER
  0     95.14    75.97     25     201.50    165.79    50     441.26    366.62    75    752.28    689.34
  1     95.17    76.34     26     207.86    171.35    51     453.69    377.22    76    762.47    703.06
  2     98.01    78.59     27     214.55    177.10    52     466.26    388.02    77    772.22    716.46
  3    101.04    80.99     28     221.52    183.06    53     478.96    399.02    78    781.59    729.58
  4    104.20    83.51     29     228.81    189.23    54     491.75    410.19    79    790.69    742.49

  5    107.52    86.15     30     236.39    195.61    55     504.58    421.54    80    799.57    755.19
  6    111.02    88.90     31     244.26    202.20    56     517.46    433.07    81    808.23    767.69
  7    114.70    91.79     32     252.41    209.01    57     530.37    444.81    82    816.65    779.91
  8    118.59    94.81     33     260.85    216.05    58     543.32    456.81    83    824.75    791.77
  9    122.66    97.98     34     269.57    223.34    59     556.32    469.11    84    832.43    803.20

 10    126.92    101.27    35     278.56    230.84    60     569.38    481.73    85    839.68    814.00
 11    131.37    104.72    36     287.83    238.60    61     582.47    494.68    86    846.54    824.36
 12    135.96    108.29    37     297.37    246.57    62     595.55    507.89    87    853.11    834.15
 13    140.66    111.98    38     307.16    254.73    63     608.58    521.32    88    859.56    843.65
 14    145.44    115.80    39     317.19    283.09    64     621.48    534.83    89    865.86    852.77

 15    150.29    119.73    40     327.46    271.62    65     634.21    548.40    90    872.18    861.87
 16    154.90    123.69    41     337.95    280.33    66     646.76    561.98    91    878.73    870.92
 17    159.53    127.78    42     348.64    289.17    67     659.15    575.64    92    885.77    880.10
 18    164.19    131.99    43     359.54    298.18    68     671.38    589.40    93    893.61    889.64
 19    168.97    138.32    44     370.64    307.37    69     683.50    603.37    94    902.39    899.83

 20    173.86    140.81    45     381.94    316.74    70     695.52    617.56    95    912.35    910.95
 21    178.92    145.45    46     393.41    326.30    71     707.40    631.97    96    923.66    922.94
 22    184.17    150.28    47     405.08    336.07    72     719.10    646.49    97    935.99    935.69
 23    189.68    155.25    48     416.95    346.04    73     730.53    660.97    98    948.88    948.81
 24    195.45    160.43    49     429.01    356.23    74     741.60    675.29    99    961.53    961.53

                                                     TABLE OF PAID-UP LIFE INSURANCE
                                                       PER $1,000 OF NET CASH VALUE
--------------------------------------------------------------------------------------------------------------------------
Insured's                    Insured's                      Insured's                    Insured's
Attained                     Attained                       Attained                     Attained
  Age     Male      Female     Age    Male       Female       Age    Male      Female       Age    Male        Female
--------------------------------------------------------------------------------------------------------------------------
                                                               NONSMOKER
  0     12,573.87   14,686.44   25    6,094.22    6,861.06     50   2,670.87    3,012.05     75   1,395.91      1,492.83
  1     12,680.70   14,679.98   26    5,903.54    6,637.46     51   2,588.19    2,919.54     76   1,371.55      1,460.05
  2     12,341.11   14,279.59   27    5,716.25    6,420.96     52   2,508.72    2,830.38     77   1,348.71      1,429.22
  3     11,996.16   13,873.47   28    5,532.81    6,210.79     53   2,432.50    2,744.54     78   1,327.25      1,400.17
  4     11,655.01   13,471.64   29    5,353.32    6,006.73     54   2,359.38    2,662.05     79   1,306.93      1,372.66

  5     11,316.06   13,073.60   30    5,178.40    5,809.23     55   2,289.38    2,582.64     80   1,287.65      1,346.62
  6     10,979.36   12,682.31   31    5,008.01    5,617.66     56   2,222.37    2,506.27     81   1,269.36      1,321.96
  7     10,643.96   12,294.07   32    4,842.38    5,431.83     57   2,158.24    2,432.62     82   1,252.08      1,298.75
  8     10,310.34   11,914.69   33    4,681.87    5,252.10     58   2,096.83    2,361.50     83   1,235.88      1,277.03
  9      9,982.03   11,540.68   34    4,526.53    5,077.95     59   2,037.99    2,292.63     84   1,220.82      1,256.85

 10      9,659.97   11,174.43   35    4,375.98    4,909.66     60   1,981.69    2,225.98     85   1,206.93      1,238.16
 11      9,344.92   10,816.66   36    4,230.66    4,746.99     61   1,927.79    2,161.51     86   1,194.12      1,220.88
 12      9,040.77   10,469.01   37    4,090.15    4,589.89     62   1,876.31    2,0S9.30     87   1,182.26      1,204.83
 13      8,750.44   10,132.74   38    3,954.76    4,438.72     63   1,827.15    2,039.53     88   1,171.19      1,189.90
 14      8,476.01    9,806.81   39    3,824.09    4,293.14     64   1,780.31    1,982.28     89   1,160.69      1,175.83

 15      8,217.60    9,493.97   40    3,698.22    4,153.17     65   1,735.81    1,927.84     90   1,150.54      1,162.48
 16      7,972.57    9,191.18   41    3,577.05    4,018.49     66   1,693.51    1,875.66     91   1,140.51      1,149.61
 17      7,739.94    8,899.17   42    3,460.33    3,889.08     67   1,653.25    1,825.65     92   1,130.36      1,136.97
 18      7,517.10    8,616.98   43    3,347.95    3,764.78     68   1,614.96    1,777.84     93   1,119.80      1,124.32
 19      7,300.87    8,343.07   44    3,239.81    3,644.98     89   1,578.43    1,731.81     94   1,108.43      1,111.32

 20      7,090.69    8,078.20   45    3,135.58    3,529.70     70   1,543.61    1,687.42     95   1,096.07      1,097.76
 21      6,885.63    7,821.05   46    3,035.36    3,418.45     71   1,510.48    1,644.68     96   1,082.65      1,083.49
 22      6,683.60    7,570.60   47    2,938.93    3,311.15     72   1,479.49    1,603.72     97   1,068.39      1,068.73
 23      6,484.24    7,327.08   48    2,846.16    3,207.80     73   1,449.82    1,564.65     98   1,053.87      1,053.95
 24      6,287.73    7,090.19   49    2,756.80    3,108.20     74   1,421.95    1,527.67     99   1,040.01      1,040.01

                                       TABLE OF PAID-UP LIFE INSURANCE
                                         PER $1,000 OF NET CASH VALUE
--------------------------------------------------------------------------------------------------------------------------
Insured's                    Insured's                      Insured's                    Insured's
Attained                     Attained                       Attained                     Attained
  Age     Male      Female     Age    Male       Female       Age    Male      Female       Age    Male        Female
--------------------------------------------------------------------------------------------------------------------------
                                                                  SMOKER
  0     10,510.83   13,163.09   25    4,962.78    6,031.73   50     2,266.24    2,727.62     75    1,329.29    1,450.66
  1     10,507.51   13,099.29   26    4,810.93    5,836.01   51     2,204.15    2,650.97     76    1,311.53    1,422.35
  2     10,203.04   12,724.27   27    4,660.92    5,646.53   52     2,144.73    2,577.19     77    1,294.97    1,395.75
  3      9,897.07   12,347.20   28    4,514.27    5,462.69   53     2,087.86    2,506.14     78    1,279.44    1,370.65
  4      9,596.93   11,974.61   29    4,370.44    5,284.57   54     2,033.55    2,437.89     79    1,264.72    1,346.87

  5      9,300.60   11,607.66   30    4,230.30    5,112.21   55     1,981.85    2,372.25     80    1,250.67    1,324.17
  6      9,007.39   11,248.59   31    4,094.00    4,945.60   56     1,932.52    2,309.10     81    1,237.27    1,302.61
  7      8,718.40   10,894.43   32    3,961.81    4,784.46   57     1,885.48    2,248.15     82    1,224.51    1,282.20
  8      8,432.41   10,547.41   33    3,833.62    4,628.56   58     1,840.54    2.189.09     83    1,212.49    1,262.99
  9      8,152.62   10,206.16   34    3,709.61    4,477.48   59     1,797.53    2,131.70     84    1,201.30    1,245.02

 10      7,878.98    9,874.59   35    3,589.89    4,332.00   60     1,756.30    2.075.85     85    1,190.93    1,228.50
 11      7,612.09    9,549.27   36    3,474.27    4,191.11   61     1,716.83    2.021.51     86    1,181.28    1,213.06
 12      7,355.10    9,234.46   37    3,362.81    4,055.64   62     1,679.12    1,968.93     87    1,172.18    1,198.83
 13      7,109.34    8,930.17   38    3,255.63    3,925.73   63     1,643.17    1,918.21     88    1,163.39    1,185.33
 14      6,875.69    8,635.58   39    3,152.68    3,800.98   64     1,609.06    1.869.75     89    1,154.92    1,172.65

 15      6,653.80    8,352.13   40    3,053.81    3,681.61   65     1,578.76    1,823.49     90    1,146.55    1,160.2X
 16      6,455.78    8,084.73   41    2,959.02    3,567.22   66     1,546.17    1,779.42     91    1,138.01    1,148.21
 17      6,268.41    7,825.95   42    2,868.29    3,458.17   67     1,517.11    1,737.20     92    1,128.96    1,136.23
 18      6,090.50    7,576.33   43    2,781.33    3,353.68   68     1,489.47    1,696.64     93    1,119.06    1,124.05
 19      5,918.21    7,335.68   44    2,698.04    3,253.41   69     1,463.06    1.657.36     94    1,108.17    1,111.32

 20      5,751.75    7,101.77   45    2,618.21    3,157.16   70     1,437.77    1,619.28     95    1,096.07    1,097.76
 21      5,589.09    6.87S.21   46    2,541.88    3,064.66   71     1,413.63    1,582.35     96    1,082.65    1,083.49
 22      5,429.77    6,655.13   47    2,468.65    2,975.57   72     1,390.63    1,546.81     97    1,068.39    1,068.73
 23      5,272.04    6,441.22   48    2,398.37    2,889.84   73     1,368.87    1,512.93     98    1,053.87    1,053.95
 24      5,116.40    6.233.25   49    2,330.95    2,807.18   74     1,348.44    1,480.85     99    1,040.01    1,040.01

PAYMENT OF CASH    We may delay paying you the partial or full surrender values
VALUE AND LOANS    of this policy for up to 6 months after we receive your
                   written request for the surrender. We may delay making a loan to you for up to 6 months after we receive your written request for the loan. We will not delay any loan made to pay premiums due us on any policy.

POLICY STATEMENTS We will send you a statement at least once a year without AND ILLUSTRATIONS charge showing: the face amount; accumulation value; cash value; loans; partial surrenders; surrender penalty free withdrawals; premium qualification credits; premiums paid; and charges as of the statement date. Upon written request at any time, we will send you an illustration of your policy's benefits and values. There will be no charge for the first such illustration in each policy year. We reserve the right to charge a $25.00 administrative fee for any illustration after the first in any policy year.

BASIS OF           The guaranteed cash values of the policy are not less than
COMPUTATION        the minimum values required by the jurisdiction in which the application for this policy was signed. The guaranteed cash values are equal to the accumulation value based on the guaranteed monthly deductions and the guaranteed minimum interest rate shown in the Policy Data, less any surrender penalty.

                   Cash values will always meet or exceed minimum values on the statutory nonforfeiture basis. The basis for the extended term values is the Commissioners 1980 Extended Term Mortality Tables for males and females, age nearest birthday. The basis for all other values is the Commissioners 1980 Standard Ordinary Smoker or Nonsmoker Ultimate Mortality Tables for males or females, age nearest birthday. Deaths are assumed to occur at the end of the policy year.

                   As required, we have filed the method we used to compute minimum cash values and nonforfeiture benefits with the supervisory official of the jurisdiction in which the application for this policy was signed.

GENERAL PROVISIONS INCONTESTABILITY OF THE POLICY -- This policy will be incontestable after it has been in force during the Insured's lifetime for two years from the date of issue. This provision does not apply to any rider providing benefits specifically for disability or death by accident.

                   If you request an increase in the face amount of this policy, this incontestability provision will start anew with respect to the increase, beginning on the layer date. The new incontestability period will be applicable only to the face amount of that layer.

                   AMOUNT WE PAY IS LIMITED IN THE EVENT OF SUICIDE -- If the Insured dies by suicide, while sane or insane, within two years from the date of issue, we will be liable only for the amount of premiums paid, less any partial surrenders, surrender penalty free withdrawals, loans and loan interest due.

                   If you request an increase in the face amount of this policy, this suicide provision will start anew with respect to the increase, beginning on the layer date. The new suicide period will be applicable only to the face amount of that layer.

                   MISSTATEMENT OF AGE OR SEX IN THE APPLICATION -- If there is a misstatement of the Insured's age or sex in the application, we will adjust the excess of the death benefit over the accumulation value to that which would be purchased by the most recent monthly deduction at the correct age or sex. There will be no adjustment beyond age 100.

                   THE POLICY IS OUR CONTRACT WITH YOU -- We have issued this policy in consideration of the application and your initial premium payment. A copy of the application is attached and is part of this policy. The policy, including the application and any endorsements and riders, forms our contract with you. All statements made by or for the Insured will be considered representations and not warranties. We will not use any statement made by or for the Insured to deny a claim unless the statement is in the application and the application is attached to this policy when we issue or deliver it.

                   WHO CAN MAKE CHANGES IN THE POLICY -- Only our President or a Vice President together with our Secretary have the authority to make any change in this policy. Any change must be in writing.

                   TERMINATION OF INSURANCE -- This policy will terminate at the earliest of:

                   1. the date we receive your written request to surrender or terminate;

                   2.   the Maturity Date; or

                   3.   the date of lapse.

                   NO DIVIDENDS ARE PAYABLE -- This is nonparticipating insurance. It does not participate in our profits or surplus. We do not distribute past surplus or recover past losses by changing the monthly deduction rates.

SETTLEMENT         When the Insured dies while the policy is in force, we will
PROVISIONS         pay the death benefit in a lump sum unless you or the
                   Beneficiary choose a settlement option. You may choose a settlement option while the Insured is living. The
                   Beneficiary may choose a settlement option after the Insured has died. The Beneficiary's right to choose will be subject to any settlement agreement in effect at the Insured's death.

                   You may also choose one of these options as a method of receiving the surrender or maturity proceeds, if any are available under this policy.

                   When we receive a satisfactory written request, we will pay the benefit according to one of these options:

                   OPTION A: INSTALMENTS FOR A GUARANTEED PERIOD -- We will pay equal instalments for a guaranteed period of from one to thirty years. Each instalment will consist of part benefit and part interest. We will pay the instalments monthly, quarterly, semi-annually or annually, as requested. See Table A on the last page.

                   OPTION B: INSTALMENTS FOR LIFE WITH A GUARANTEED PERIOD -- We will pay equal monthly instalments as long as the payee is living, but we will not make payments for less than the guaranteed period the payee chooses. The guaranteed period may be either 10 years or 20 years. We will pay the instalments monthly. See Table 8 on the last page.

                   OPTION C: BENEFIT DEPOSITED WITH INTEREST -- We will hold the benefit on deposit. It will earn interest at the annual interest rate we are paying as of the date of death, surrender or maturity. We will not pay less than 2 1/2% annual interest. We will pay the earned interest monthly, quarterly, semi-annually or annually, as requested. The payee may withdraw part or all of the benefit and earned interest at any time.

                   OPTION D: INSTALMENTS OF A SELECTED AMOUNT -- We will pay instalments of a selected amount until we have paid the entire benefit and accumulated interest.

                   OPTION E: ANNUITY -- We will use the benefit as a single premium to buy an annuity. The annuity may be payable to one or two payees. It may be payable for life with or without a guaranteed period, as requested. The annuity payment will not be less than what our current annuity contracts are then paying.

                   The payee may arrange any other method of settlement as long as we agree to it. The payee must be an individual receiving payment in his or her own right. There must be at least $10,000 available for any option and the amount of each instalment to each payee must be at least $100. If the benefit amount is not enough to meet these requirements, we will pay the benefit in a lump sum.

                   We will pay the first instalment under any option on the date of death, maturity or surrender, whichever applies. Any unpaid balance we hold under Options A, B or D will earn interest at the rate we are paying at the time of settlement. We will not pay less than 3% annual interest. Any benefit we hold will be combined with our general assets.

                   If the payee does not live to receive all guaranteed payments under Options A, B, D or E or any amount deposited under Option C, plus any accumulated interest, we will pay the remaining benefit as scheduled to the payee's estate. The payee may name and change a successor payee for any amount we would otherwise pay the payee's estate.


                                                       TABLE A
                                  INSTALMENTS FOR EACH $1,000 PAYABLE UNDER OPTION A
----------------------------------------------------------------------------------------------------------------------------
Multiply the Monthly Instalment by 11.83895 for Annual, by 5.96322 for Semi-Annual, or by 2.99263 for Quarterly Instalments
----------------------------------------------------------------------------------------------------------------------------
    Guaranteed            Monthly             Guaranteed            Monthly               Guaranteed             Monthly
   Period (Yrs.)         Instalment          Period (Yrs.)         Instalment            Period (Yrs.)          Instalment
----------------------------------------------------------------------------------------------------------------------------
        1                  $84.47                 11                  $8.88                   21                   $5.32
        2                   42.86                 12                   8.24                   22                    5.15
        3                   28.99                 13                   7.71                   23                    4.99
        4                   22.06                 14                   7.26                   24                    4.84
        5                   17.91                 15                   6.87                   25                    4.71

        6                   15.14                 16                   6.53                   26                    4.59
        7                   13.16                 17                   6.23                   27                    4.48
        8                   11.68                 18                   5.96                   28                    4.37
        9                   10.53                 19                   5.73                   29                    4.27
       10                    9.61                 20                   5.51                   30                    4.18
----------------------------------------------------------------------------------------------------------------------------


                                                       TABLE B
                                  MONTHLY INSTALMENT FOR EACH $1,000 PAYABLE UNDER OPTION B
----------------------------------------------------------------------------------------------------------------------------
                                                       MALE PAYEE
----------------------------------------------------------------------------------------------------------------------------
 Guaranteed Period        Guaranteed Period        Guaranteed Period        Guaranteed Period        Guaranteed Period
Age  10 Yrs.   20 Yrs.   Age  10 Yrs.   20 Yrs.   Age  10 Yrs.   20 Yrs.   Age  10 Yrs.   20 Yrs.   Age  10 Yrs.   20 Yrs.
----------------------------------------------------------------------------------------------------------------------------
11   $2.90     $2.89     26   $3.20     $3.19     41   $3.77     $3.71     56   $4.92     $4.59     71   $7.27     $5.42
12    2.91      2.91     27    3.22      3.21     42    3.82      3.76     57    5.03      4.66     72    7.48      5.45
13    2.93      2.92     28    3.25      3.24     43    3.88      3.81     58    5.15      4.73     73    7.68      5.46
14    2.94      2.S4     29    3.28      3.27     44    3.94      3.86     59    5.27      4.80     74    7.88      5.48
15    2.96      2.96     30    3.31      3.30     45    4.00      3.91     60    5.40      4.87     75    8.08      5.49

16    2.98      2.97     31    3.34      3.33     46    4.07      3.97     61    5.53      4.94     76    8.27      5.50
17    3.00      2.99     32    3.38      3.36     47    4.14      4.02     62    5.68      5.00     77    8.46      5.50
18    3.01      3.01     33    3.41      3.39     48    4.21      4.08     63    5.83      5.07     78    8.63      5.51
19    3.03      3.03     34    3.45      3.43     49    4.28      4.14     64    5.98      5.13     79    8.79      5.51
20    3.05      3.05     35    3.49      3.46     50    4.36      4.20     65    6.15      5.18     80    8.94      5.51

21    3.08      3.07     36    3.53      3.50     51    4.44      4.26     66    6.32      5.24     81    9.07      5.51
22    3.10      3.09     37    3.57      3.54     52    4.53      4.32     67    6.50      5.28     82    9.18      5.51
23    3.12      3.11     38    3.62      3.58     53    4.62      4.39     68    6.68      5.33     83    9.28      5.51
24    3.14      3.14     39    3.67      3.62     54    4.71      4.46     69    6.88      5.36     84    9.36      5.51
25    3.17      3.16     40    3.72      3.67     55    4.81      4.52     70    7.07      5.40     85    9.42      5.51
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
                                                       FEMALE PAYEE
----------------------------------------------------------------------------------------------------------------------------
 Guaranteed Period        Guaranteed Period        Guaranteed Period        Guaranteed Period        Guaranteed Period
Age  10 Yrs.   20 Yrs.   Age  10 Yrs.   20 Yrs.   Age  10 Yrs.   20 Yrs.   Age  10 Yrs.   20 Yrs.   Age  10 Yrs.   20 Yrs.
----------------------------------------------------------------------------------------------------------------------------
11   $2.83     $2.83     26   $3.08     $3.07     41   $3.54     $3.52     56   $4.51     $4,35     71   $6.73      x.xx
12    2.84      2.84     27    3.10      3.10     42    3.59      3.56     57    4.61      4.42     72    6.94      x.xx
13    2.86      2.85     28    3.12      3.12     43    3.63      3.60     58    4.71      4.50     73    7.16      x.xx
14    2.87      2.87     29    3.15      3.14     44    3.68      3.65     59    4.82      4.57     74    7.38      x.xx
15    2.88      2.88     30    3.17      3.17     45    3.73      3.69     60    4.94      4.65     75    7.60      5.47

16    2.90      2.90     31    3.20      3.19     46    3.78      3.74     61    5.06      4.72     76    7.82      5.48
17    2.91      2.91     32    3.23      3.22     47    3.84      3.79     62    5.19      4.80     77    8.04      5.49
18    2.93      2.93     33    3.26      3.25     48    3.90      3.85     63    5.33      4.88     78    8.25      5.50
19    2.95      2.94     34    3.29      3.28     49    3.96      3.90     64    5.47      4.95     79    8.45      5.51
20    2.96      2.96     35    3.32      3.31     50    4.03      3.96     65    5.63      5.02     80    8.64      5.51

21    2.98      2.98     36    3.35      3.34     51    4.10      4.02     66    5.79      5.09     81    8.82      5.51
22    3.00      2.99     37    3.39      3.37     52    4.17      4.08     67    5.96      5.15     82    8.97      5.51
23    3.02      3.01     38    3.42      3.41     52    4.25      4.14     68    6.14      5.21     83    9.11      5.51
24    3.04      3.03     39    3.46      3.44     54    4.33      4.21     69    6.33      5.27     84    9.23      5.51
25    3.06      3.05     40    3.50      3.48     55    4.42      4.28     70    6.53      5.32     85    9.32      5.51
----------------------------------------------------------------------------------------------------------------------------
Ages younger than 11 are the same as shown for age 11, and ages older than 85 are the same as shown for age 85.
----------------------------------------------------------------------------------------------------------------------------

         TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY

      EXTRA SURRENDER PENALTY FREE WITHDRAWAL ENDORSEMENT

Transamerica Occidental Life Insurance Company has issued this endorsement as part of the policy to which it is attached.

Wherever the term "Surrender Penalty Free Withdrawal" appears in the policy to which this endorsement is attached, it is also meant to include the term "Extra Surrender Penalty Free Withdrawal". There is only one exception; that is in the section of the policy titled "Surrender Penalty Free Withdrawal", "(a)". That calculation of the eligible amount for surrender without penalty will NOT include "Extra Surrender Penalty Free Withdrawals".

                                    DEFINITIONS

In this endorsement

Extra Withdrawal means Extra Surrender Penalty Free Withdrawal.

We means Transamerica Occidental Life Insurance Company.

Withdrawal means Surrender Penalty Free Withdrawal.

You means the Owner.

This Extra Withdrawal may be taken in addition to the Withdrawal in the policy to which this endorsement is attached. If requested at the same time, the Extra Withdrawal will be processed first. Then, the Withdrawal will be processed based on the remaining accumulation value.

At any time after the first policy year, you may make an Extra Withdrawal without a partial surrender penalty; the limits are outlined below.

Your Extra Withdrawals may only be taken if we receive written proof that the insured requires medical care for one of these conditions: heart attack; stroke; cancer (malignant tumor); renal failure; or major organ transplant. This proof will consist of a doctor's certification acceptable to us. We may request additional medical information from the doctor submitting the certification or any doctor we deem qualified. While a request is pending, we reserve the right to obtain a second medical opinion; we also reserve the right to have the Insured examined at our expense.

The minimum amount of an Extra Withdrawal is $100.

When you request an Extra Withdrawal, we will calculate the maximum amount eligible for surrender without a Company imposed penalty, as follows:

     1)   10% of the policy's current accumulation value as of the request date;

less 2)   the sum of all Extra Withdrawals since the last policy anniversary.

The total amount available from all Withdrawals, Extra Withdrawals and partial surrenders shall not exceed:

     1)   the current accumulation value as of the request date;

less 2)   any existing policy loans;

less 3)   the sum of three monthly deductions;

less 4)   the greater of $25 or the full surrender penalty.

During any required premium period, the total amount available from all Withdrawals, Extra Withdrawals and partial surrenders also may not exceed:

     1)   the sum of all gross premiums paid;

less 2)   the sum of all required premiums since the policy date.

     (See # 2 of the Premiums provision in the policy.)

We will process an Extra Withdrawal for the eligible amount The remainder, if any, of the amount you request will be processed first as a Withdrawal;
any excess over that amount will be processed as a partial surrender.

We will deduct the amount withdrawn from the policy's accumulation value.

Signed for Transamerica Occidental Life Insurance Company at Los Angeles, California on the date of issue of this policy.

           /s/ [ILLEGIBLE]                            /s/ [ILLEGIBLE]
  Executive Vice President, General Counsel           President and CEO
          And Corporate Secretary

                   TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY
                         ENDORSEMENT TO MODIFY GRACE PERIOD

Transamerica Occidental Life Insurance Company has issued this endorsement as part of the policy to which it is attached.

While this policy is in force and subject to the terms of this endorsement, certain death benefits of this policy including any layers, Supplemental Adjustable Life Insurance Riders, Full Death Benefit Rider, and the benefits of any Waiver Provision will continue.

                                     DEFINITIONS

In this endorsement:

GRACE PERIOD is the 60-day period starting on a monthly policy date or policy anniversary, as described in the policy.

NET DEPOSITS mean the total premiums paid, less the sum of any premium refunds, partial surrenders, and surrender penalty free withdrawals since the policy date. In calculating the Net Deposits, premium paid in a policy year prior to the policy year in which it is due will reflect a time value of money at 4 percent per annum.

SELECT MONTHLY PREMIUM is the amount payable each month during the Select Period to maintain this endorsement. This amount is shown in the Policy Data. This amount may be paid cumulatively in advance.

SELECT PERIOD is the period this endorsement is in effect. This period is shown in the Policy Data.

WE means Transamerica Occidental Life Insurance Company.

YOU means the Owner.

                                    HOW IT WORKS

If the Accumulation Value is insufficient to allow the policy to remain in force, it will not enter a grace period and certain death benefits will continue to be available during the Select Period provided that at all times during the Select Period:

(i)    there is no outstanding loan; and

(ii) Net Deposits equal or exceed cumulative Select Monthly Premiums due since the Policy Date; and

(iii) the Death Benefit Option in effect is Option 1 and has always been Option 1.

During the period of such continuation, the death benefit will consist of the death benefits under the Base Policy, including any layers, Supplemental Adjustable Life Insurance Riders and Full Death Benefit Rider. The benefits of any Waiver Provision will be continued until the end of the Select Period subject to the same conditions. Any riders other than those specified above will be terminated when the death benefit continuation period begins. Any conversion privileges contained within such other riders must be exercised at that time or forfeited.

If any of the three conditions listed above are not met, the policy and all riders shall enter the 60-day Grace Period as specified in the policy and the policy may lapse. During the Select Period while the Base Policy is in force, this endorsement can be placed back in force after it terminates, by payment of premiums to meet the Net Deposits requirement in (ii) above, provided that all other requirements above are met as well.

We will continue to deduct the monthly deductions from the Accumulation Value as they come due; interest will accrue on the Accumulation Value while the policy remains in force under the terms of this endorsement.

                                  WAIVER PROVISION

If the policy contains a Waiver Provision benefit and a disability claim is approved while this endorsement is effective, the Select Monthly Premium will be waived. The Select Monthly Premium will be waived for the same length of time that the policy is on waiver. The Select Period will not be extended.

                                    POLICY CHANGES

If a requested increase or decrease in the face amount of the policy is processed during the Select Period, the Select Monthly Premium will be adjusted from that point forward. The Select Period will not be adjusted.

                                AUTOMATIC TERMINATION

This endorsement will automatically terminate upon the first of the following to occur:

1. the cumulative Net Deposits to date are less than cumulative Select Monthly Premiums due since the Policy Date; or,
2.   the Select Period has ended; or,
3. the Death Benefit Option on the policy has been changed from Option 1 to another option; or,
4.   the policy terminates for any reason.


Signed for Transamerica Occidental Life Insurance Company at Los Angeles, California, and effective on the date of issue of the policy to which this endorsement is attached.

           /s/ [ILLEGIBLE]                            /s/ [ILLEGIBLE]
  Executive Vice President, General Counsel           President and CEO
          And Corporate Secretary

                         AUTOMATIC PREMIUM LOAN ENDORSEMENT
                (FOR POLICIES CONTAINING A REQUIRED ANNUAL PREMIUM)

Transamerica Occidental Life Insurance Company has issued this endorsement as a part of the policy to which it is attached.

When the Automatic Premium Loan provision is made effective by the owner in the application at the time of issue, any portion of the required annual premium which remains unpaid at the end of a grace period will be paid by automatic premium loan. These rules will apply:

     (1) We will process an automatic premium loan if there is enough net cash value to pay both the required annual premium due and interest due on the automatic premium loan. If there is not enough net cash value to pay both the required annual premium due AND the interest on the automatic premium loan, we will not make an automatic premium loan. The policy will then lapse subject to the nonforfeiture provision.

     (2) The Automatic Premium Loan will also be subject to all sections of this policy that pertain to policy loans.

     (3) If the Automatic Premium Loan provision is made ineffective by the owner in the application at the time of issue, this provision may be requested by the owner. The request must be in the form of a written notice filed at our Home Office. This provision may also be cancelled by written notice by the owner filed in our Home Office.

The Automatic Premium Loan Provision will terminate at the end of the required annual premium period.


Signed for the Company at Los Angeles, California, on the date of issue of the policy.

           /s/ [ILLEGIBLE]                            /s/ [ILLEGIBLE]
  Executive Vice President, General Counsel           President and CEO
          And Corporate Secretary

                     ACCELERATED DEATH BENEFIT OPTION ENDORSEMENT


Transamerica Occidental Life Insurance Company has issued this endorsement as a part of policy number 60041022 ("the policy").

NOTICE: Benefits advanced under this option may be taxable. As with all tax matters, the Owner should consult a personal tax advisor to assess the impact of this benefit on the Owner and the policy.

While the policy is in force, we will pay an Accelerated Death Benefit to you, upon your request, subject to all the provisions and limitations of this endorsement.

                                    DEFINITIONS

In this endorsement:

ACCELERATED DEATH BENEFIT is the amount we pay under this option.

ADMINISTRATIVE FEE is the $250.00 that will be charged at the time each Accelerated Death Benefit is paid.

EFFECTIVE DATE is the date we approve your written request to exercise this option.

IMMEDIATE FAMILY MEMBERS are members of either the Insured's or Owner's family who may be described as follows: spouse (includes common law spouse), children, stepchildren, parents, grandparents, grandchildren, brothers and sisters and their spouses (includes common law spouse).

INSURED means only the Insured covered under the policy and not any other individuals covered for additional riders or benefits.

PHYSICIAN is an individual, other than the Insured, the Owner, or Immediate Family Member, who is a doctor of medicine or osteopathy, licensed in the jurisdiction in which the advice is given or diagnosis is made and who is acting within the scope of that license.

POLICY BASIC DEATH BENEFIT means the death benefit provided by the policy, any policy layer, any Supplemental Adjustable Life Insurance Rider and any level term rider on the life of the Insured. It does not include any death benefit provided by any other riders or benefits attached to the policy.

POLICY CHARGES means any monthly deductions, any surrender charges or surrender penalties, or any other charges specified in the policy.

TERMINAL ILLNESS is a medical condition, resulting from bodily injury or disease, or both, and:

     -- which has been diagnosed by a Physician after the issue date of the policy; and,

     -- for which the diagnosis is supported by clinical, radiological, laboratory or other evidence of the medical condition which is satisfactory to us; and,

     -- which is not curable by any means available to the medical profession; and,

     -- which a Physician certifies is expected to result in death within 12 months of diagnosis and the certification is within 30 days of the Accelerated Death Benefit request.

"YOU" AND "YOUR" mean the Owner.

                                     LIMITATIONS

1. The availability of this option is subject to all the terms of the policy, including contestability and suicide.

2. No benefit will be paid if Terminal Illness results from intentionally self-inflicted injury(ies) at any time.

3. At each request to exercise this option, there must be at least 2 years remaining from the Effective Date to the expiry or maturity date of each portion of the Policy Basic Death Benefit.

4.   The Owner may not exercise this option:

     a) if required by law to use the Accelerated Death Benefit to meet the claims of creditors, whether in bankruptcy or otherwise, or
     b) if required by a government agency to use the Accelerated Death Benefit in order to apply for, obtain, or otherwise keep a government benefit or entitlement, or
     c) until there is only one surviving Joint Insured if the policy is a Joint and Last Survivor Policy.

5. This option is not available if the maximum Accelerated Death Benefit has been paid.

6. The face amount of the policy on which this option is exercised must be at least $50,000 at the time of the first written request.

                   AMOUNT OF THE ACCELERATED DEATH BENEFIT

1. The Owner can request an Accelerated Death Benefit payment in any amount subject to the following minimum and maximum. The minimum Accelerated Death Benefit allowed will be $10,000. The maximum Accelerated Death Benefit allowed for all policies combined covering the Insured issued by the Company will be the lesser of $250,000 or 75% of the combined Policy Basic Death Benefit for those policies as of the first Accelerated Death Benefit payment. If the first Accelerated Death Benefit payment is less than the maximum, then no more than the remaining balance of the maximum can be paid out later as an Accelerated Death Benefit.

2. If there is an outstanding loan on the policy, the Accelerated Death Benefit payment may be reduced to repay a prorata portion of the policy loan.

3. At the time we pay the Accelerated Death Benefit, if the policy is in the grace period, we will deduct any unpaid premium in accordance with the grace period provision in the policy.

4. The $250.00 Administrative Fee will be deducted from each Accelerated Death Benefit payment.

                                      PREMIUM

Premium billing and premium payment requirements will continue, subject to the adjustments described below.

           EFFECT OF THE ACCELERATED DEATH BENEFIT PAYMENT ON THE POLICY

After an Accelerated Death Benefit is paid, the policy and any riders and benefits will remain in force subject to the following adjustments:

1. The Policy Basic Death Benefit after payment of an Accelerated Death Benefit will equal the amount of the Policy Basic Death Benefit before the payment of the Accelerated Death Benefit minus the result of multiplying
     (a) by (b), where:

     (a)  is the Accelerated Death Benefit; and

     (b)  is 1 (one) plus an interest rate that is the greater of,

          (i)    the federal interest rate under Internal Revenue Code (IRC)
                 section 846(c)(2), or
          (ii)   the policy loan effective interest rate.

2. The Policy Basic Death Benefit, and, if applicable, the policy's face amount, accumulation value, cash value, policy loan, and required premium will be adjusted as of the Effective Date. The adjustments to the Policy Basic Death Benefit will be made in the following order: (1) level term rider(s) on the Insured, if any, beginning with the most recent rider; (2) policy layer(s), if any, beginning with the most recent layer; and, (3) remaining portions of the Policy Basic Death Benefit New Policy Charges and premiums will be based on the rates in effect for the policy's resulting face amount.

3. We will provide new policy data pages showing the reduced coverage amount resulting from the Accelerated Death Benefit payment.

                               EXERCISING THE OPTION

We must receive a written request to exercise this option at the Home Office or our designated Administrative Office within 30 days after the certification of diagnosis of the Terminal Illness, or as soon as reasonably possible. The request should include the name of the Insured, the policy number and, must be signed and dated by the Owner. If the policy has an irrevocable beneficiary, that person(s) must also sign the request. If the policy is assigned, we must receive a completed and signed release of assignment. If the policy was issued in a community property state, we may require your spouse to sign the request

                             PROOF OF TERMINAL ILLNESS

We must receive written proof of the Insured's Terminal Illness before we make an Accelerated Death Benefit payment. This proof will consist of a Physician's certification acceptable to us. We may request additional medical information from the Physician submitting the certification or any Physician we consider qualified.

                                PHYSICAL EXAMINATION

While a claim is pending, we reserve the right to obtain a second medical opinion and to have the Insured examined at our expense.

                             TIME OF PAYMENT OF CLAIMS

After we receive satisfactory written proof of Terminal Illness, we will pay the Accelerated Death Benefit due.

                                  PAYMENT OF CLAIMS

If approved, the Accelerated Death Benefit will be paid in a lump sum to the Owner. If the Insured dies before payment is made, we will pay the entire death benefit of the policy to the Beneficiary in accordance with the policy provisions.

                                   LEGAL ACTIONS

No legal action may be brought to recover the payment requested under this option within 60 days after written proof of Terminal Illness has been given to us. No such action may be brought after 3 years from the time written proof of the Insured's Terminal Illness has been given to us.

                                 LIVING BENEFIT RIDER

If the policy contains a Living Benefit Rider and there is a simultaneous request to exercise the Living Benefit and the Accelerated Death Benefit Option, the Living Benefit request will be processed first; the Accelerated Death Benefit Option request will be processed second and will be based on the adjusted policy values resulting after payment of the Living Benefit.

                                 TAX QUALIFICATION

Any amount payable under this option is intended to qualify for federal income tax exclusion (to the maximum extent possible). To that end, the provisions of this endorsement and the policy to which it is attached are to be interpreted to ensure or maintain such tax qualification, notwithstanding any other provisions to the contrary. The Company reserves the right to amend this endorsement and the policy to which it is attached to reflect any clarifications that may be needed or are appropriate to maintain such qualification, or to conform this endorsement and the policy to which it is attached to any applicable changes in the tax qualification requirements. You will be sent a copy of any such amendment.


Signed for the Company at Los Angeles, California, on the date of issue of the policy unless a different date is shown here.

           /s/ [ILLEGIBLE]                            /s/ [ILLEGIBLE]
  Executive Vice President, General Counsel           President and CEO
          And Corporate Secretary

              TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY

                    DEATH BENEFIT FACTORS ENDORSEMENT

Transamerica Occidental Life Insurance Company has issued this endorsement as part of the policy to which it is attached. You do not pay any premium for this endorsement.

The Death Benefit Factors Tables, as they appear in the policy to which this endorsement is attached, are amended as follows:

                               DEATH BENEFIT FACTORS

Insured's    Policy Years         Insured's      Policy Years
Attained       1 - 10             Attained            11+
  Age     MALE          FEMALE       Age       MALE          FEMALE
16        8.49           9.71        26        5.91           6.64
17        8.22           9.41        27        5.72           6.43
18        7.98           9.10        28        5.54           6.22
19        7.75           8.81        29        5.36           6.01
20        7.52           8.53        30        5.18           5.81
21        7.30           8.25        31        5.01           5.62
22        7.08           7.99        32        4.85           5.44
23        6.85           7.72        33        4.69           5.26
24        6.63           7.47        34        4.53           5.08
25        6.41           7.22        35        4.38           4.91
26        6.20           6.98        36        4.24           4.75
27        6.00           6.75        37        4.10           4.59
28        5.80           6.52        38        3.96           4.44
29        5.61           6.31        39        3.83           4.30
30        5.43           6.10        40        3.70           4.16
31        5.25           5.90        41        3.58           4.02
32        5.08           5.70        42        3.47           3.89
33        4.91           5.52        43        3.35           3.77
34        4.75           5.34        44        3.24           3.65
35        4.59           5.17        45        3.14           3.53
36        4.44           5.00        46        3.04           3.42
37        4.30           4.84        47        2.94           3.32
38        4.16           4.68        48        2.85           3.21
39        4.03           4.54        49        2.76           3.11
40        3.90           4.39        50        2.68           3.02
41        3.78           4.25        51        2.59           2.92
42        3.66           4.12        52        2.51           2.84
43        3.55           3.99        53        2.44           2.75
44        3.44           3.87        54        2.36           2.67

Signed for the Company at Los Angeles, California on the date of issue of this policy.

           /s/ [ILLEGIBLE]                            /s/ [ILLEGIBLE]
  Executive Vice President, General Counsel           President and CEO
          And Corporate Secretary

Transamerica Occidental
Life Insurance Company
1150 South Olive Street
Los Angeles, CA 90015

Policy Form TRUL+-CVC
Individual Life Insurance



                                   Life Insurance
                            Minimum Premium Requirement
                              Shown in the Policy Data
                       Flexible Premiums Payable Thereafter
                      During Life of Insured Prior to Age 100
                        Subject to the Limitations Described
                             in the Premiums Provision

                        Death Benefit Payable at Death of
                             Insured Before Age 115
                           Net Cash Value Payable at
                       Policy Anniversary Nearest Age 115

                       Nonparticipating - No Annual Dividends